Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison
(309) 693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports third quarter earnings

PEORIA, ILLINOIS, October 19, 2009 — RLI Corp. (NYSE: RLI) — RLI Corp. reported third quarter 2009 operating earnings of $25.8 million ($1.18 per share). For the nine months ended September 30, 2009, operating earnings were $76.9 million ($3.53 per share).

	Third Quarter
Earnings Per Diluted Share	2009	2008
Operating earnings	$1.18	$1.12
Net earnings	$1.42	$0.40

Highlights for the quarter included:

•                  Operating earnings of $25.8 million ($1.18 per share).

•                  Combined ratio of 81.3.

•                  Book value per share of $38.23, an increase of 15.9% from year end 2008.

•                  Net operating cash flow of $46.8 million.

•                  $15.1 million ($0.45 per share) pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

“This outstanding result was driven by solid underwriting, favorable loss trends and positive investment returns,” said Jonathan E. Michael, President & CEO, “Our strong balance sheet and disciplined approach to business continue to serve us well.”

Third quarter underwriting results

RLI achieved $23.0 million of underwriting income in the third quarter of 2009 on an 81.3 combined ratio, compared to $15.2 million of underwriting income on an 88.3 combined ratio in the same quarter for 2008.

Underwriting Income	Third Quarter
(in millions)	2009	2008
Casualty	$17.4	$18.5
Property	3.9	(11.0)
Surety	1.7	7.7
Total	$23.0	$15.2

	Third Quarter
Combined Ratio	2009	2008
Casualty	73.2	75.9
Property	90.2	130.4
Surety	90.6	55.8
Total	81.3	88.3

RLI reported year-to-date underwriting income of $63.2 million representing an 82.9 combined ratio versus the $59.0 million underwriting income representing an 85.2 combined ratio for the same period last year.

Other income

For the quarter, investment income was $16.3 million compared to $19.8 million for the same period in 2008. For the nine month period ended September 30, 2009, investment income was $50.5 million versus $58.7 million for the same period in 2008.

The investment portfolio’s total return for the quarter was 5.0%, with the bond portfolio returning 3.8% and the equity portfolio returning 12.8%. Through nine months, the investment portfolio’s total return was 8.6% with the bond portfolio returning 8.4% and equities returning 10.2%. During the last six months capital markets have significantly improved, contributing to our book value growth.  Investment income is lower in 2009 versus the same period in 2008 as the result of lower reinvestment rates, dividend cuts and changes in asset allocation.

— more —

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $68.0 million for the quarter ($3.12 per share) versus a loss of $15.5 million ($0.72 per share) over the same period in 2008. Year-to-date comprehensive earnings were $126.6 million ($5.82 per share), compared to $4.4 million ($0.20 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investee was $1.1 million compared to $0.2 million from the same period last year. The quarter’s results for last year were negatively impacted by the increased value of the dollar, which resulted in currency losses. For the nine month period, earnings were $5.2 million versus $6.4 million in 2008. These results are related to Maui Jim, Inc., a producer of premium sunglasses, which has been affected by the economic slowdown and the ensuing effect on consumer discretionary spending.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Share
	2009	2008	2009	2008
	3rd Qtr	3rd Qtr	9 mos.	9 mos.
Operating Earnings Per Share	$1.18	$1.12	$3.53	$3.69

Specific items included in operating earnings per share: (1) (2)
• Gain from casualty prior years’ reserve development	$0.51	$0.52	$1.34	$0.95
• Gain (Loss) from property prior years’ reserve development	$(0.07)	—	$(0.23)	$0.06
• Gain (Loss) from surety prior years’ reserve development	$—	$0.14	$(0.01)	$0.16
• Gain from 2008 hurricanes’ reserve development	$0.01	$—	$0.05	$—
• Loss from 2008 hurricanes	$—	$(0.64)	$—	$(0.63)
• Gain from change in tax rate applicable to the Maui Jim dividend (3)	$—	$0.05	$—	$0.05

(1)   Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)   Favorable developments reflect revisions for previously estimated losses.

(3)          As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.

Other news

During the quarter, the company was named as one of the insurance industry’s top performing companies by the Ward’s 50® Top P&C Performers group. RLI is one of only five property and casualty insurers to have been recognized for excellence among 3,100 property and casualty insurers for 19 straight years since the group’s inception in 1991.

The company paid a third quarter cash dividend of $0.27 per share on October 15, 2009. RLI’s cumulative dividends, including this recent payment, are more than $190 million paid in 133 consecutive quarters. RLI has paid and increased dividends in each of the last 34 years. The company’s dividend yield would be 2.0%, based on the $1.08 annualized dividend and today’s closing stock price of $54.90.

The company’s $200 million stock repurchase program, approved in 2007 and suspended in the third quarter of 2008, was reinstated with $37.8 million of remaining capacity.

At 10 a.m. CDT tomorrow, October 20, 2009, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2008.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 28 of the last 32 years, including the last 13. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact John Robison, Treasurer, Chief Investment Officer at (309) 693-5846 or at John.Robison@rlicorp.com or visit our website at www.rlicorp.com.

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$122,736	$130,850	-6.2%	$370,910	$399,110	-7.1%
Net investment income	16,295	19,844	-17.9%	50,494	58,707	-14.0%
Net realized investment gains (losses)	6,985	(24,212)		(20,789)	(12,396)	-67.7%
Consolidated revenue	146,016	126,482	15.4%	400,615	445,421	-10.1%

Loss and settlement expenses	47,677	66,013	-27.8%	157,678	190,043	-17.0%
Policy acquisition costs	41,627	41,424	0.5%	121,196	121,721	-0.4%
Other insurance expenses	10,480	8,216	27.6%	28,814	28,346	1.7%
Interest expense on debt	1,512	1,646	-8.1%	4,537	5,191	-12.6%
General corporate expenses	2,177	1,735	25.5%	5,847	5,759	1.5%
Total expenses	103,473	119,034	-13.1%	318,072	351,060	-9.4%

Equity in earnings of unconsolidated investee	1,120	248	351.6%	5,242	6,417	-18.3%

Earnings before income taxes	43,663	7,696	467.3%	87,785	100,778	-12.9%
Income tax expense (benefit)	12,644	(890)		24,502	28,083	-12.8%
Net Earnings	$31,019	$8,586	261.3%	$63,283	$72,695	-12.9%
Other comprehensive earnings (loss), net of tax	36,969	(24,109)		63,357	(68,274)
Comprehensive earnings (loss)	$67,988	$(15,523)		$126,640	$4,421	2764.5%

Operating Earnings:(1)
Net Earnings	$31,019	$8,586	261.3%	$63,283	$72,695	-12.9%
Less: Realized investment gains (losses) , net of tax	5,250	(15,737)		(13,603)	(8,057)	-68.8%
Operating earnings	$25,769	$24,323	5.9%	$76,886	$80,752	-4.8%

Return on Equity:
Net earnings (trailing four quarters)				9.3%	13.8%
Comprehensive earnings (trailing four quarters)				16.1%	4.1%

Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	21,769	21,678		21,760	21,893

EPS from operations (1)	$1.18	$1.12	5.4%	$3.53	$3.69	-4.3%
Realized gains (losses), net of tax	0.24	(0.72)		(0.62)	(0.37)	-67.6%
Net earnings per share	$1.42	$0.40	255.0%	$2.91	$3.32	-12.3%
Comprehensive earnings (loss) per share	$3.12	$(0.72)		$5.82	$0.20	2810.0%
Cash dividends per share	$0.27	$0.25	8.0%	$0.80	$0.73	9.6%

Net Cash Flow from Operations	$46,845	$40,164	16.6%	$108,445	$126,732	-14.4%

(1)  See discussion of non-GAAP financial measures on page 3.

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2009	2008	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,475,032	$1,274,056	15.8%
(amortized cost - $1,427,058 at 9/30/09)
(amortized cost - $1,286,779 at 12/31/08)
Equity securities	238,590	286,790	-16.8%
(cost - $166,505 at 9/30/09)
(cost - $251,283 at 12/31/08)
Short-term investments	142,771	97,982	45.7%
Total investments	1,856,393	1,658,828	11.9%

Premiums and reinsurance balances receivable	86,033	92,149	-6.6%
Ceded unearned premiums	66,417	65,977	0.7%
Reinsurance recoverable on unpaid losses	343,377	350,284	-2.0%
Deferred acquisition costs	79,923	78,520	1.8%
Property and equipment	19,592	21,565	-9.1%
Income taxes - deferred	—	24,141	-100.0%
Investment in unconsolidated investee	44,348	38,697	14.6%
Goodwill	26,214	26,214	—
Other assets	40,661	63,026	-35.5%
Total assets	$2,562,958	$2,419,401	5.9%

Unpaid losses and settlement expenses	$1,159,025	$1,159,311	0.0%
Unearned premiums	330,629	335,170	-1.4%
Reinsurance balances payable	22,844	30,224	-24.4%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	26,089	—	—
Accrued expenses	36,327	32,894	10.4%
Other liabilities	61,100	53,648	13.9%
Total liabilities	1,736,014	1,711,247	1.4%
Shareholders’ equity	826,944	708,154	16.8%
Total liabilities & shareholders’ equity	$2,562,958	$2,419,401	5.9%

OTHER DATA
Common shares outstanding (in 000’s)	21,629	21,474
Book Value per share	$38.23	$32.98	15.9%
Closing stock price per share	$52.78	$61.16	-13.7%
Statutory Surplus	$750,478	$678,041	10.7%

RLI CORP.

2009 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2009

Gross premiums written	$83,337		$51,177		$25,406		$159,920
Net premiums written	59,274		38,018		21,874		119,166
Net premiums earned	64,794		39,829		18,113		122,736
Net loss & settlement expenses	24,243	37.4%	19,379	48.7%	4,055	22.4%	47,677	38.8%
Net operating expenses	23,221	35.8%	16,536	41.5%	12,350	68.2%	52,107	42.5%
Underwriting income	$17,330	73.2%	$3,914	90.2%	$1,708	90.6%	$22,952	81.3%

2008
Gross premiums written	$99,570		$51,599		$21,728		$172,897
Net premiums written	73,371		38,334		20,363		132,068
Net premiums earned	76,993		36,376		17,481		130,850
Net loss & settlement expenses	34,121	44.3%	33,395	91.8%	(1,503)	-8.6%	66,013	50.4%
Net operating expenses	24,335	31.6%	14,040	38.6%	11,265	64.4%	49,640	37.9%
Underwriting income (loss)	$18,537	75.9%	$(11,059)	130.4%	$7,719	55.8%	$15,197	88.3%

Nine Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2009

Gross premiums written	$254,933		$163,959		$68,336		$487,228
Net premiums written	186,732		122,301		56,897		365,930
Net premiums earned	202,766		115,394		52,750		370,910
Net loss & settlement expenses	96,718	47.7%	49,769	43.1%	11,191	21.2%	157,678	42.5%
Net operating expenses	68,668	33.9%	46,354	40.2%	34,988	66.3%	150,010	40.4%
Underwriting income	$37,380	81.6%	$19,271	83.3%	$6,571	87.5%	$63,222	82.9%

2008
Gross premiums written	$307,860		$151,372		$59,710		$518,942
Net premiums written	228,524		110,058		55,929		394,511
Net premiums earned	237,559		110,869		50,682		399,110
Net loss & settlement expenses	130,243	54.8%	56,775	51.2%	3,025	6.0%	190,043	47.6%
Net operating expenses	73,870	31.1%	43,244	39.0%	32,953	65.0%	150,067	37.6%
Underwriting income	$33,446	85.9%	$10,850	90.2%	$14,704	71.0%	$59,000	85.2%